UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                         -------------------------------

                         Date of Report: March 23, 2004


                               STEVEN MADDEN, LTD.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-23702                  13-3588231
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification Number)


52-16 Barnett Avenue, Long Island City, New York                        11104
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:               (718) 446-1800
                                                                  --------------

Item 9.  Regulation FD Disclosure.
         ------------------------

In response to an analyst inquiry, on March 23, 2004 Steven Madden, Ltd. (the "Company"), confirmed that, after reviewing its cash flow plan, it had increased its expected cash flow from operations for 2004 to approximately $13,000,000. This represents an approximate $3,000,000 increase to the amount of expected 2004 cash flow from operations indicated during the Company's February 26, 2004 earnings conference call.

Statements made herein that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       STEVEN MADDEN, LTD.



                                       By: /s/ ARVIND DHARIA
                                           -------------------------------------
                                           Name:  Arvind Dharia
                                           Title: Chief Financial Officer



Date:    March 25, 2004


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